EXHIBIT 10.1

AMENDMENT TO THE

AMENDED AND RESTATED

NON-QUALIFIED PENSION PLAN

FOR OUTSIDE DIRECTORS

OF

TIDEWATER INC.

WHEREAS, Tidewater Inc., a Delaware corporation (the “Company”), has in effect the Amended and Restated Non-Qualified Pension Plan for Outside Directors (the “Plan”);

WHEREAS, the Board of Directors of the Company wishes to (a) freeze Plan benefits as of March 31, 2006, (b) terminate any further benefit accruals under the Plan, (c) provide Plan benefit credit for prior service on the Board for those directors who had not yet vested as of March 31, 2006, (d) permit participants to transfer their right to receive benefits hereunder to family members or to charitable or other non-profit organizations, (e) allow participants to elect to receive a lump sum payout, discounted to reflect present value, rather than installment payments and (f) amend the definition of the term “Cost of Borrowed Funds.”

NOW THEREFORE, the Plan is hereby amended as follows:

1. Definitions. (a) All capitalized terms used herein and not defined herein shall have the meanings provided in the Plan.

(b) Cost of Borrowed Funds means the interest rate paid on ten-year U.S. Treasury Notes at the time of payment, plus 1.5%.

2. Freezing Benefits. All benefits to which an Outside Director is entitled under the Plan shall be frozen as of March 31, 2006 and no further benefits shall accrue. An Outside Director shall receive credit for each full or partial quarter of service during the year ended March 31, 2006. For example, an Outside Director who had completed seven months of service as of March 31, 2006 would receive three quarters of service credit for the year ended March 31, 2006 and would be entitled to an additional annual payment of 75% of $30,000, or $22,500, subject to the maximum of five years of benefits for an Outside Director who joined the Board after March 31, 2001.

3. Vesting of Unvested Pension Benefits. An Outside Director who had not served on the Board for a minimum of five years on March 31, 2006 and who had not attained age 65 on March 31, 2006 shall be entitled to receive the annual Pension for the period of service that such Outside Director served on the Board, not to exceed five years.

4. Payment of Pension Benefits. All Pension benefits shall be paid as provided in the Plan, unless an Outside Director elects to receive a lump sum benefit as described in Section 5.

5. Payment Elections.

(a) As permitted by the transition rules under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), the Plan, as amended hereby,

allows an Outside Director to make an election by December 31, 2007 to receive his Pension benefit in a lump sum on the first business day of the calendar quarter following the date the Outside Director ceased to serve as a member of the Board of Directors; provided, however, that any such election shall not take effect for 12 months from the date such election is received by the Company. If an Outside Director makes an election to receive payment in a lump sum and leaves the Board within 12 months of making the lump sum election, the election will have no effect and quarterly payments of benefits will be made.

(b) An Outside Director may also make an election no later than December 31, 2007, in compliance with the transition rules of Section 409A, to be paid out in a lump sum upon a “Change of Control.” The definition of “Change of Control” provided in the Plan is hereby revised to specify that a Change of Control will only be deemed to occur if such event also constitutes a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the Company’s assets, as such terms are defined in Section 409A. Section 5.6 of the Plan is hereby amended to change the election timing requirements and to change the definition of “Change of Control,” as provided in this Section 5(b). If an Outside Director makes an election to receive payment in a lump sum upon a Change of Control and a Change of Control occurs within 12 months of making the lump sum election, the election will have no effect and quarterly payments of benefits will be made following termination of Board service.

(c) If an Outside Director makes an election to be paid out in a lump sum, the lump sum amount shall be calculated by applying the Company’s Cost of Borrowed Funds as the present value discount rate.

(d) The Election Form shall be substantially in the form attached as Exhibit A.

6. Assignability of Interests. Article IV of the Plan shall be amended to read as follows:

4.1 Non-Assignability of Interests. Except as provided in Section 4.2 below, the interests herein and the right to receive benefits hereunder may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process.

4.2 Permitted Assignments. The interests herein and the right to receive benefits hereunder may be transferred (i) to Immediate Family Members, (ii) to a partnership in which the Participant and/or Immediate Family Members, or entities in which the Participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole partners, (iii) to a limited liability company in which the Participant and/or Immediate Family Members, or entities in which the Participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, (iv) to a trust for the sole benefit of the participant and/or Immediate Family Members, or (v) to a charity or other non-profit organization. “Immediate

Family Members” shall be defined as the spouse and natural or adopted children or grandchildren of the participant and their spouses. Any attempted assignment, transfer, pledge, hypothecation or other disposition of a right to receive benefits hereunder or levy of attachment, or similar process upon a right to payment hereunder not specifically permitted herein, shall be null and void and without effect.

7. Amendment, Discontinuance or Termination of the Plan. Sections 5.4 and 5.5 of the Plan shall be deleted and replaced with the following:

The Board may amend or discontinue the Plan at any time; provided, however, that no such amendment may materially impair, without the consent of the Participant, the Participant’s accrued benefits hereunder; and, provided further, that no amendment or discontinuance may accelerate a distribution from the Plan unless the amendment or discontinuance is permitted under Section 409A. The Company may terminate the Plan and accelerate the payment of benefits as permitted in §1.409A-3(h)(2)(viii) of the currently proposed regulations under Section 409A (or a successor provision) in the event of an arrangement termination in connection with a corporate dissolution or bankruptcy, in connection with a Change of Control or in connection with a termination of all arrangements that would be aggregated with the Plan under Section 409A.

8. All Other Provisions. Except for changes to the Plan described herein, all other Plan provisions shall remained unchanged.

Executed effective the 13th day of December, 2006.

TIDEWATER INC.

By:	/s/ Cliffe F. Laborde
Cliffe F. Laborde
Executive Vice President,
Secretary and
General Counsel

Attest:

By:	/s/ Michael L. Goldblatt
Michael L. Goldblatt
Assistant Secretary

Exhibit A

AMENDED AND RESTATED

NON-QUALIFIED PENSION PLAN

FOR OUTSIDE DIRECTORS

OF

TIDEWATER INC.

Election to Receive Distribution in Lump Sum

I am a participant in the Amended and Restated Non-Qualified Pension Plan for Outside Directors of Tidewater Inc., as amended through the date hereof (the “Plan”). I understand that my Plan benefits will be distributed to me in quarterly payments (or in a lump sum in the event of my death), unless I otherwise elect within the time period provided in the Plan to receive my distribution in a lump sum.

(Please check below to receive payment of your Plan benefits in a lump sum following termination of Board Service or upon a Change of Control.)

☐	I hereby elect to receive the distribution of my Plan benefits in a lump sum on the first business day of the calendar quarter following the date my Board service terminates, discounted as provided in the Plan.

☐	I hereby elect to receive the distribution of my Plan benefits in a lump sum upon a Change of Control, discounted as provided in the Plan.

Note:

1.	If both boxes are checked, payout will occur on the earlier of the two dates.

2.	Any previous deferral elections submitted by the undersigned remain in effect unless cancelled in connection with this deferral election. If the undersigned previously submitted an election form, a copy is attached.

Under the transition rules applicable to Section 409A of the Internal Revenue Code, this election must be executed and delivered prior to December 31, 2007. However,

(a) if executed and received by Tidewater in calendar year 2006, this election cannot apply to amounts that are otherwise payable in 2006, and

(b) if executed and received by Tidewater in calendar year 2007, this election cannot apply to amounts that are otherwise payable in 2007.

Note: The election made herein shall not take effect for 12 months and will not have effect if Board service terminates (other that as a result of death) or if a Change of Control occurs, within 12 months of Tidewater’s receipt of this Election Form.

All the terms of this election shall be governed by the Plan and any amendment thereto. All of the terms and conditions of the Plan are incorporated herein by reference.

A-1

I understand that the currently proposed regulations under Section 409A of the Internal Revenue Code of 1986, as amended, impose strict limitations on any ability to make changes to this Election. I will be unable to make a change to this payout election after December 31, 2007.

Date:
(Signature of Participant)

(Print name of Participant)

Received by Tidewater Inc.

Date:

By:

A-2